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                                                                    EXHIBIT 4(b)

           SERIES 2003-1 SUPPLEMENT TO THE SECOND AMENDED AND RESTATED
          LIMITED LIABILITY COMPANY AGREEMENT OF CEF EQUIPMENT HOLDING,
                                     L.L.C.

                  SERIES 2003-1 SUPPLEMENT, dated as of September 25, 2003, by and between General Electric Capital Services, Inc., as Manager (the "Manager") and General Electric Capital Services, Inc., as holder of the Series 2003-1 Variable Funding Certificate (as defined below) (this "Series 2003-1 Supplement") to the Second Amended and Restated Limited Liability Company Agreement, dated as of September 25, 2003 (as amended, modified or supplemented from time to time, the "Base LLC Agreement"), of CEF Equipment Holding, L.L.C. (the "Company").

                              PRELIMINARY STATEMENT

                  WHEREAS, Section 7.4 of the Base LLC Agreement provides, among other things, that the Manager may from time to time enter into a series supplement to the Base LLC Agreement (each, a "Series Supplement") for the purpose of issuing a Series of Variable Funding Certificates.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   DESIGNATION

                  There is hereby created a Series of Variable Funding Certificates to be issued pursuant to the Base LLC Agreement and this Series 2003-1 Supplement and such Series of Variable Funding Certificate shall be designated and referred to herein as the "Series 2003-1 Variable Funding Certificate". The sole Series 2003-1 Variable Funding Certificate shall be issued to General Electric Capital Services, Inc., as holder of the Series 2003-1 Variable Funding Certificate.

                                    ARTICLE I
                                   DEFINITIONS

                  (a) All capitalized terms not otherwise defined herein are defined in the Base LLC Agreement. Unless otherwise provided herein or if such term is otherwise defined in the Base LLC Agreement, each capitalized term used or defined herein shall relate only to the Series 2003-1 Variable Funding Certificate and not to any other Series of Variable Funding Certificate issued by the Company.

                  (b) The following words and phrases shall have the meanings set forth below with respect to the Series 2003-1 Variable Funding Certificate and the definitions of such terms are applicable to the singular as well as the plural form of such terms:

                  "Amounts Available for Distribution" means, on each Payment Date, all funds received by the Issuer from whatever source with respect to the related Securitized Pool and available for distribution after the payment of all obligations of the Issuer payable on such Payment Date with respect to the related Securitized Pool.

                                          Series 2003-1 LLC Agreement Supplement

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                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

                  "Issuer" means GE Commercial Equipment Financing LLC, Series 2003-1.

                  "Outstanding Unfunded Capital Commitment" means, as of any date of determination, (i) the Variable Funding Capital Commitment reduced by
(ii) the aggregate amount of capital contributions made by holder of the Series 2003-1 Variable Funding Certificate pursuant to Section 2.2 hereof and Section
10.2 of the Base LLC Agreement. If on any Payment Date the Outstanding Unfunded Capital Commitment is less than the Variable Funding Capital Commitment, the Outstanding Unfunded Capital Commitment shall be increased on such Payment Date to the extent of Amounts Available for Distribution on such Payment Date, provided that in no event shall the Outstanding Unfunded Capital Commitment after any such increase exceed the Variable Funding Capital Commitment.

                  "Payment Date" means the 20th day of each calendar month or, if such day is not a Business Day, the next Business Day, commencing on October 20, 2003.

                  "Variable Funding Capital Commitment" means, as of any date of determination, an amount equal to $13,193,123, or such lesser amount as the Company may instruct the holder of the Series 2003-1 Variable Funding Certificate from time to time in accordance with the related Transaction Documents.

                                   ARTICLE II
                                  SERIES 2003-1

                  With respect to the Series 2003-1 Variable Funding Certificate, the following shall apply:

                  SECTION 2.1 ISSUANCE OF THE SERIES 2003-1 VARIABLE FUNDING
                              CERTIFICATE.

                  The Manager, on behalf of the Company, will issue a certificate evidencing the Series 2003-1 Variable Funding Certificate in substantially the form set forth as Exhibit A to this Series 2003-1 Supplement to General Electric Capital Services, Inc., on the date hereof.

                  SECTION 2.2 CAPITAL CONTRIBUTIONS

                  The holder of the Series 2003-1 Variable Funding Certificate, by its execution hereof, hereby (i) agrees to contribute capital to the Company from time to time in accordance with Section 10.2 of the Base LLC Agreement,
(ii) agrees it is bound by the Base LLC Agreement as supplemented hereby, and
(iii) is admitted to the Company as a Member.

                  SECTION 2.3 DISTRIBUTION PAYMENTS.

                  Amounts Available for Distribution with respect to the Series 2003-1 Variable Funding Certificate shall be payable, on each Payment Date, in accordance with Section 11.2 of the Base LLC Agreement to the holder of the Series 2003-1 Variable Funding Certificate.

                                             Series 2003-1 LLC Series Supplement

                                       2

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                  SECTION 2.4 REDEMPTION

                  Following the reduction of the Variable Funding Capital Commitment to zero by the Company, the Series 2003-1 Variable Funding Certificate shall be delivered to the Manager by each holder thereof and shall thereby be redeemed by the Company. To the extent of the holder of the Series 2003-1 Variable Funding Certificate shall have failed to be reimbursed for any capital contribution made by it hereunder, the holder shall remain a Member of the Company, shall be deemed to have made a capital contribution to the Company in the amount of such deficiency and shall be entitled to distributions on account thereof in accordance with Section 11.1 of the Base LLC Agreement.

                                   ARTICLE III
                             TRANSFER OF CERTIFICATE

                  SECTION 3.1 FORM, DENOMINATION AND TRANSFER

                  The Series 2003-1 Variable Funding Certificate will be issued in fully registered, certificated form to General Electric Capital Services Inc. substantially in the form attached as Exhibit A. The Series 2003-1 Variable Funding Certificate has not been and will not be registered under the Securities Act or under the securities or blue sky laws of any state in the United States. The holder of the Series 2003-1 Variable Funding Certificate may not sell, transfer or assign the Series 2003-1 Variable Funding Certificate without the Consent of the Company or its permitted successors and assigns.

                                   ARTICLE IV
                                     GENERAL

                  SECTION 4.1 RATIFICATION OF BASE LLC AGREEMENT.

                  As supplemented by this Series 2003-1 Supplement, the Base LLC Agreement is in all respects ratified and confirmed and the Base LLC Agreement as so supplemented by this Series 2003-1 Supplement shall be read, taken, and construed as one and the same instrument.

                  SECTION 4.2 COUNTERPARTS.

                  This Series 2003-1 Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.3 GOVERNING LAW.

                  THIS SERIES 2003-1 SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS.

                                             Series 2003-1 LLC Series Supplement

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                  SECTION 4.4 AMENDMENTS.

                  This Series 2003-1 Supplement may be modified or amended from time to time in accordance with the terms of the Base LLC Agreement; provided that no such modifications or amendment shall be inconsistent with the Base LLC Agreement.

                                             Series 2003-1 LLC Series Supplement

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                  IN WITNESS WHEREOF, the parties hereto have caused this Series
2003-1 Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                           GENERAL ELECTRIC CAPITAL SERVICES,
                                           INC. as Manager

                                           By: _________________________________
                                           Name:
                                           Title:

                                           GENERAL ELECTRIC CAPITAL SERVICES,
                                           INC. as holder of the Series 2003-1
                                           Variable Funding Certificate

                                           By: _________________________________
                                           Name:
                                           Title:

                                          Series 2003-1 LLC Agreement Supplement

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                                                                       EXHIBIT A

               FORM OF SERIES 2003-1 VARIABLE FUNDING CERTIFICATE

         THIS SERIES 2003-1 VARIABLE FUNDING CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE ON EXEMPTIONS PROVIDED BY THE 1933 ACT AND SUCH STATE OR FOREIGN SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS SERIES 2003-1 VARIABLE FUNDING CERTIFICATE SHALL BE MADE.

         THE HOLDER OF THIS SERIES 2003-1 VARIABLE FUNDING CERTIFICATE HEREOF IS REQUIRED TO MAKE CAPITAL CONTRIBUTIONS REQUESTED BY THE COMPANY (OR BY CERTAIN OTHER PERSONS REFERRED TO HEREIN) UP TO ITS PERCENTAGE INTEREST OF THE VARIABLE FUNDING CAPITAL COMMITMENT. THE OUTSTANDING UNFUNDED CAPITAL COMMITMENT OF THE SERIES 2003-1 VARIABLE FUNDING CERTIFICATE AT ANY TIME MAY BE LESS THAN SUCH MAXIMUM AMOUNT.

         THIS SERIES 2003-1 VARIABLE FUNDING CERTIFICATE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY, GENERAL ELECTRIC CAPITAL CORPORATION, GENERAL ELECTRIC CAPITAL SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

                                          Series 2003-1 LLC Agreement Supplement

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                          CEF EQUIPMENT HOLDING, L.L.C.
                   SERIES 2003-1 VARIABLE FUNDING CERTIFICATE

                       With a Percentage Interest of 100%

                                       and

                          Representing a Maximum Amount
          outstanding at any time not to exceed the Percentage Interest of the Variable Funding Capital Commitment

         This certifies that GENERAL ELECTRIC CAPITAL SERVICES, INC. (the "Holder") is the registered owner of this Series 2003-1 Variable Funding Certificate as described in the Amended and Restated Limited Liability Company Agreement of CEF Equipment Holding, L.L.C. (the "Base LLC Agreement") dated as of September 25, 2003 and the Series Supplement related thereto dated as of September 25, 2003 (the "Series Supplement"), as each may be amended or supplemented from time to time. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Series Supplement.

         This Series 2003-1 Variable Funding Certificate represents the Percentage Interest specified above of the series of limited liability company interests in the company designated as the Series 2003-1 Variable Funding Certificate, including any distributions from the Company pursuant to Section
11.2 of the Base LLC Agreement. All of the provisions of the Base LLC Agreement and the Series Supplement are incorporated by reference and comprise integral parts of this Series 2003-1 Variable Funding Certificate. The following summary of certain provisions thereof is not and does not purport to be complete. By its acceptance hereof, the Holder of this Series 2003-1 Variable Funding Certificate assents to and is bound by the terms, provisions and conditions of the Base LLC Agreement and the Series Supplement, including the provisions thereof (i) setting forth the obligation of the Holder of this Series 2003-1 Variable Funding Certificate to make capital contributions as and when properly requested pursuant to Section 10.2 of the Base LLC Agreement and (ii) specifying that this Series 2003-1 Variable Funding Certificate is payable only from certain funds of the Company that are available for such purpose in accordance with Section 11.2 of the Base LLC Agreement.

         Subject to the more detailed provisions concerning payments to be made to the Holder of the Series 2003-1 Variable Funding Certificate set forth in the Base LLC Agreement and the Series Supplement, distributions to the Holder of this Series 2003-1 Variable Funding Certificate will be made on the 20th day of each calendar month, or if such day is not a Business Day, then on the next succeeding Business Day, to the extent funds are available therefor.

         THE HOLDER MAY NOT TRANSFER, ASSIGN OR CONVEY THIS SERIES 2003-1 VARIABLE FUNDING CERTIFICATE, OR ANY INTEREST THEREIN, WITHOUT THE CONSENT OF THE COMPANY OR ITS PERMITTED

                                          Series 2003-1 LLC Agreement Supplement

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SUCCESSORS AND ASSIGNS. The Company will maintain a register in which it will record the name and contact information for each Holder. No transfer, assignment or conveyance of this Series 2003-1 Variable Funding Certificate, or any interest therein, will be effective prior to notice to the Company and recordation by the Company thereof in such register.

         THIS VARIABLE FUNDING CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                                          Series 2003-1 LLC Agreement Supplement

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         IN WITNESS WHEREOF, the Company has caused this Series 2003-1 Variable
Funding Certificate to be duly executed.

                                           CEF EQUIPMENT HOLDING,
                                           L.L.C., as Issuer

                                           By: GENERAL ELECTRIC CAPITAL
                                           SERVICES, INC., not in its individual
                                           capacity but solely in its capacity
                                           as Manager

                                           By: _________________________________
                                           Name:
                                           Title:

Dated: September 25, 2003

                                          Series 2003-1 LLC Agreement Supplement